UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 16, 2025

LAKESIDE HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 Thorndale Avenue, Suite A
Itasca, Illinois 60143

(Address of Principal Executive Offices and Zip Code)

(224) 446-9048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US$0.0001 per share	LSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 22, 2025, Lakeside Holding Limited (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission. This amendment (this “Amendment”) to the Original Form 8-K restates and amends Item 1.01 and Item 9.01 of the Original Form 8-K, for the purpose of clarifying the correct number of shares of Common Stock (as each is defined therein) issued in the private placement and the correct purchase price for shares of Common Stock issued by the Company in the private placement. Except as set forth in this Amendment, the Original Form 8-K remains unchanged.

Item 1.01 Entry into Material Definitive Agreements.

This Amendment amends Item 1.01 of the Original Form 8-K to correct the aggregate number of shares of Common Stock issued from 1,500,000 shares to 2,000,000 shares, and the purchase price from $1.00 to $0.75 per share. The foregoing summary of the Amendment does not purport to be complete and is qualified in their entirety by reference to a copy of the Amended Securities Purchase Agreement filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
10.1	Form of Amended Securities Purchase Agreement, dated as of August 5, 2025, between Lakeside Holding Limited and certain Investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2025

Lakeside Holding Limited

By:	/s/ Long Yi
Long Yi
Chief Financial Officer

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